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                                                                    (Exhibit 12)


                           INTERNATIONAL PAPER COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in millions)
                                   (Unaudited)
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                                                       For the Years Ended December 31,                        Nine Months Ended
                                                                                                                 September 30,
             TITLE                              1993        1994         1995         1996        1997         1997        1998
-------------------------------------------  ---------    ---------   ---------    ---------    ---------    ---------   ---------
A) Earnings (loss) before income taxes,
            minority interest and
            accounting changes                $   538.0   $   715.0   $ 2,028.0    $   802.0    $    16.0    $  (241.0)  $   292.0

B) Less:  Minority interest expense, net of
          taxes                                   (36.0)      (47.0)     (156.0)      (169.0)      (129.0)       (98.0)      (41.0)

C)  Add:  Fixed charges excluding
          capitalized interest                    365.3       412.3       605.9        672.4        686.6        503.4       523.3

D)  Add:  Amortization of previously
          capitalized interest                     12.2        12.8        13.0         17.8         20.0         14.9        15.6

E) Less:  Equity in undistributed
          earnings of affiliates                  (25.9)      (49.1)      (94.5)         6.2        (40.4)       (28.3)       25.2
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------

F)  Earnings (loss) before income taxes,
    minority interest, accounting changes
    and fixed charges                         $   853.6   $ 1,044.0   $ 2,396.4    $ 1,329.4    $   553.2    $   151.0   $   815.1
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------
Fixed Charges

G) Interest and amortization of debt expense  $   334.5   $   371.0   $   542.3    $   582.8    $   593.0    $   441.1   $   444.6

H) Interest factor attributable to rentals         30.8        41.3        53.0         66.0         70.0         44.6        43.7

I) Preferred dividends of subsidiary                                       10.6         23.6         23.6         17.7        35.0

J) Capitalized interest                            12.2        18.0        58.0         66.7         61.9         47.0        34.3
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------

K) Total fixed charges                        $   377.5   $   430.3   $   663.9    $   739.1    $   748.5    $   550.4   $   557.6
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------
                                              ---------   ---------   ---------    ---------    ---------    ---------   ---------

L) Ratio of earnings to fixed charges             2.26         2.43        3.61         1.80                                  1.46
                                                  ----         ----        ----         ----                                  ----
                                                  ----         ----        ----         ----                                  ----

M) Deficiency in earnings necessary
      to cover fixed charges                                                                    $   195.3    $   399.4
                                                                                                ---------    ---------
                                                                                                ---------    ---------
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